UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (August 20, 2008)

ESPRE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51577	68-0576847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 2600, Plano, Texas 75093
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (214) 254-3708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2008, Espre Solutions, Inc. (the “Company”) entered into a convertible secured promissory note and loan agreement (the “Note”) with Dalcor, Inc., a corporation organized under the laws of the Republic of Panama (“Dalcor”), pursuant to which the Company borrowed from Dalcor $5,000,000 in cash (the “Principal Amount”) with interest at a rate of 6.0% per annum and a maturity date of August 20, 2016 (the “Transaction”).  Interest on the Note shall be made in cash or, at Dalcor’s option, in shares of Common Stock of the Company (“Common Stock”).  The first three months of interest were prepaid upon closing the Transaction.

The Note is convertible, at the option of Dalcor, up to the full Principal Amount, into shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”).  The number of shares of Series C Preferred Stock into which the Note may be converted is equal to the dollar amount of the Note being converted divided by a conversion price of $1.00.

The Note may not be prepaid without the written consent of Dalcor.  The Company is obligated to prepay the Principal Amount, together with all accrued and unpaid interest, fees and other amounts due and payable pursuant to the Note if the Company sells, exclusively licenses, conveys, assigns, leases, abandons or otherwise transfers or disposes of any of its properties or assets, unless (i) such transaction is in the ordinary course of the Company’s business, (ii) the proceeds of such transaction are paid to Dalcor, or (iii) with the prior written consent of Dalcor.  The Note grants to Dalcor anti-dilution rights in the event the Company enters into a corporate transaction and the right of first refusal in the event the Company desires to issue any securities of the Company or enter into any new indebtedness.  If an event of default occurs and is continuing, Dalcor may rescind any outstanding conversion notice and declare any and all amounts owing under the Note immediately due and payable at a price of 118% of the Principal Amount, together with all accrued and unpaid interest thereon.

The Note, any Series C Preferred Stock deliverable upon conversion of the Note and any Common Stock received as interest under the Note, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold absent registration under the Securities Act or an applicable exemption from registration under the Securities Act.

As indicated above, the Company issued a convertible promissory note to an accredited investor, Dalcor, in a private transaction.  The Company did not use any underwriters nor did it use any form of advertising or general solicitation in connection with the sale of the Note.  The sale of the Note was made in reliance on an exemption provided by Section 4(2) of the Securities Act.

In connection with the Transaction, the Company and Dalcor entered into a security agreement (the “Security Agreement”) on August 20, 2008, pursuant to which the Company granted Dalcor a security interest in all of the Company’s personal property to secure the Company’s obligations under the Note.  Also in connection with the Transaction, the Company and Dalcor entered into a pledge agreement (the “Pledge Agreement”) on August 20, 2008, pursuant to which the Company granted Dalcor a first-priority security interest in all of the shares of common stock of Blideo, Inc., a Texas corporation, held by the Company and certain indebtedness owed to the Company to secure the Company’s obligations under the Note.  Also in connection with the transaction, the Company and Dalcor entered into a registration rights agreement on August 20, 2008, pursuant to which the Company granted Dalcor demand and piggyback registration rights with respect to the Note and the Series C Preferred Stock issued upon conversion of the Note.

The description of the private placement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Note, the Security Agreement and the Pledge Agreement (the “Transaction Documents”) filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.  The Transaction Documents have been included to provide investors and security holders with information regarding their terms.  They are not intended to provide any other factual information about the Company.  The Transaction Documents contain certain representations and warranties and indemnifications resulting from any breach of such representations and warranties.  Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents.  In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.

On July 15, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with La Jolla Cove Investors, Inc. (“La Jolla”), pursuant to which the Company sold a private placement convertible debenture (the “Debenture”) to La Jolla.  The Debenture was for gross proceeds of $2,000,000 (the “Debenture Amount”), of which $250,000 was paid by La Jolla at the closing of the Purchase Agreement and the balance of $1,750,000 was payable by a promissory note (the “La Jolla Note”) due January 30, 2011.  The Debenture accrued interest on the Debenture Amount at a rate of 6% per annum.  The Debenture was convertible into shares of Common Stock.

In connection with the Transaction, on August 20, 2008, the Company provided notice of redemption (the “Notice of Redemption”) of the Debenture issued to La Jolla to redeem, terminate and pay in full the Debenture.  A payment of 100% of the outstanding principal amount of the Debenture plus accrued and unpaid interest was made by the Company to La Jolla in connection with the Notice of Redemption.

In connection with the Transaction, on August 20, 2008, the Company and Nonsuch Holdings Ltd. (“Nonsuch”) cancelled and terminated that certain promissory note in the principal amount of $100,000 (the “Nonsuch Note”), which was issued by the Company to Nonsuch on July 29, 2008.  In exchange for cancellation and termination of the Nonsuch Note, the Company transferred 104,167 shares of common stock of Blideo, Inc., a Texas corporation, owned beneficially and of record by the Company to Nonsuch.  Nonsuch is an affiliate of, and is owned and controlled by Peter Leighton.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

On August 22, 2008, the Company filed a Certificate of Withdrawal (the “Certificate of Withdrawal”) with respect to its Series B Preferred Stock, none of which was then issued or outstanding.

On August 25, 2008, the Company filed a Certificate of Designation (the “Certificate of Designation”) for its Series C Preferred Stock establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series C Preferred Stock, of which 5,000,000 shares are authorized, none of which are issued or outstanding but all of which are reserved for issuance upon conversion of the outstanding principal amount of the Note.

The holders of the Series C Preferred Stock shall be entitled to receive a dividend and distribution equal to the product of 100 multiplied by the dividend or distribution to be received by each share of Common Stock, including any amount received in a merger transaction, sale of the Company’s assets or similar transaction.  Holders of the Series C Preferred Stock shall be entitled to 100 votes for each share of Series C Preferred Stock held with respect to any and all matters presented to the stockholders of the Company for their action. The consent of the holders of a majority of the Series C Preferred Stock, voting separately as a class, shall be necessary for the Company to (i) increase the share capital of the Company or authorize or issue any securities or rights to subscribe for or convert into or call for the issue of any additional securities not outstanding on the date of the Certificate of Designation, (ii) declare or pay any dividends or other distributions upon any of its securities, or to redeem or purchase or otherwise acquire any of the Company’s securities or (iii) grant or award any registration rights.  Each share of the Series C Preferred Stock shall be deemed converted into 100 shares of Common Stock and shall participate pari passu with the Common Stock in the proceeds available to the Company’s shareholders upon the liquidation, dissolution, or winding up of the Company.

Pursuant to the Note, the Note may be converted into shares of Series C Preferred Stock, in whole or in part at any time at the option of Daclor.

The Certificate of Withdrawal and the Certificate of Designation are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

On August 20, 2008, the Company entered into the Note with Dalcor, pursuant to which the Company borrowed from Dalcor $5,000,000 in cash with interest at a rate of 6.0% per annum and a maturity date of August 20, 2016.  The source of the funds comes from Dalcor’s cash on hand.  The Note is convertible, at the option of Dalcor, up to the full Principal Amount, into the Series C Preferred Stock.  The number of shares of Series C Preferred Stock into which the Note may be converted is equal to the dollar amount of the Note being converted divided by a conversion price of $1.00.  In the event that Dalcor exercises its conversion rights under the Note and converts the full Principal Amount into Series C Preferred Stock, Daclor will own beneficially and of record 5,000,000 shares of Series C Preferred Stock.  Holders of the Series C Preferred Stock shall be entitled to receive a dividend and distribution equal to the product of 100 multiplied by the dividend or distribution to be received by each share of Common Stock, including any amount received in a merger transaction, sale of the Company’s assets or similar transaction.  Holders of the Series C Preferred Stock shall be entitled to 100 votes for each share of Series C Preferred Stock held with respect to any and all matters presented to the stockholders of the Company for their action.

As of August 12, 2008, 355,640,130 shares of Common Stock were issued and outstanding.  In the event that Daclor converts the Note for 5,000,000 shares of Series C Preferred Stock, with voting and preferential rights of 100/1, Daclor will own approximately 58.43% of the Company’s voting power and economic benefits, which will result in a change of control of the Company.  The Peninsula Group, which holds approximately 10.2% of the Company, is currently the controlling shareholder.

Pursuant to the Note, the Company and Dalcor agree that so long as the Note remains outstanding, two of the three Board members shall be representatives of Dalcor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2008, Peter Leighton resigned from the office of President and as a director of the Company.  On August 21, 2008, Peter Ianace resigned from the office of Chief Executive Officer of the Company.  On August 21, 2008, the Board expanded the size of the Board to three persons and appointed William Hopke and Oliver Chappaz as directors to fill the newly created vacancies.

On August 21, 2008, the Board approved the appointment of Peter Ianace as Chairman of the Board of the Company and William Hopke as President and Chief Executive Officer of the Company, each effective immediately.  The annual compensation for each of Mr. Ianace and Mr. Hopke will be $198,000.  There is currently no bonus program.

Mr. Chappaz is 33 years old and has served as a partner at the law firm of Hornung Hovagemyan Avocats in Geneva, Switzerland since March 2008.  From March 2005 to February 2008, Mr. Chappaz served as a director at UBS SA in Geneva, Switzerland.  From July 2003 to February 2005, Mr. Chappaz served as an Estate Planning Officer at Royal Bank of Canada (Suisse) SA in Geneva, Switzerland.  From January 2001 to June 2003, Mr. Chappaz was employed with UBS SA in Geneva, Switzerland.  As of August 16, 2008, Mr. Chappaz was an officer or a beneficial owner of 10% or more of a company that owns shares of the Company’s Common Stock.  On May 15, 2008, Surecast Media, Inc. (“Surecast”) purchased a license from the Company for an aggregate amount of $1,000,000.  At the time of the purchase by Surecast, Mr. Chappaz was a director of Surecast.  Mr. Chappaz is no longer a director of Surecast.

Mr. Hopke is 52 years old and has been self employed in the investment banking services industry since October 2007.  From May 2003 to September 2007, Mr. Hopke served as Vice President Business Development for Software Performance Systems in Clinton, Maryland.  From January 2002 to April 2003, Mr. Hopke served as Chief Executive Officer of Teetimes.com in Williamsburg, Virginia.  As of August 16, 2008, Mr. Hopke owned and had registered in his name 183,789 shares of the Company’s Common Stock.  As of August 16, 2008, Mr. Hopke’s spouse owned 11,200 shares of the Company’s Common Stock, as to which Mr. Hopke disclaims any beneficial ownership.  As of August 16, 2008, Mr. Hopke’s adult children, who do not have the same home as Mr. Hopke, owned 84,512 shares of the Company’s Common Stock, as to which Mr. Hopke disclaims any beneficial ownership.  Mr. Hopke has received advisory fees in the aggregate amount of $18,000 from the Company other than as in his capacity as a member of the Board or any committee of the Board.  From 1993 to 1996, Mr. Hopke served on the board of directors of Organogenesis, Inc.  From 1992 to 1996, Mr. Hopke served on the board of directors of Columbia Labs.  From 1986 to 1994, Mr. Hopke served on the board of directors for Dominion Capital.

Mr. Ianace has served as the Company’s Chief Executive Officer and as a director of the Company, and its predecessor Espre Texas, since July 2004.  He served in the same capacity from its organization in December 2003 until its merger with the Company in July 2004.  From April 2001 to November 2003, Mr. Ianace was Chief Executive Officer of Vianet Technologies, Inc., a company engaged in video software application and VOIP services.  He served as executive Vice President of Business Development for Vianet from June 1989 to April 2001.  Mr. Ianace served as the President and Chief Executive Officer of Intelect Network Technologies from April 1995 until April 1999, where he managed the growth and integration of worldwide sales and product development and was responsible for equity capitalization and strategic relationship building and partnering.  Mr. Ianace graduated from Newburgh Free Academy in 1966 and attended St. John’s University from 1966-1968.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2008, the Company filed a Certificate of Withdrawal with respect to its Series B Preferred Stock, none of which was then issued or outstanding, and filed a Certificate of Designation for its Series C Preferred Stock establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series C Preferred Stock, of which 5,000,000 shares are authorized, none of which are issued or outstanding but all of which are reserved for issuance upon conversion of the outstanding principal amount of the Note.

On August 18, 2008, the Board approved the following amendments to the Amended and Restated Bylaws (the “Bylaws”) of the Company:

•	Article I, Section 1.8 was amended to change the definition of a quorum for stockholder action at any meeting to the outstanding shares representing a majority of the voting power outstanding.

•	Article 9 was added to allow the Company to opt out of the requirements imposed by Nevada Revised Statutes Section 78.378 and Section 78.3793.

•	Article 3, Section 3.1, Section 3.2.1(b) and Section 3.2.2 were amended so as to remove the Chairman of the Board as an executive officer of the Company.

A copy of the amendments to the Bylaws as set forth above is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Withdrawal of Certificate of Series B Preferred Stock filed August 22, 2008.

3.2	Certificate of Designation of Series C Preferred Stock filed August 25, 2008

3.3	Amendments to the Byalws

4.1	Convertible Secured Promissory Note and Loan Agreement, dated as of August 20, 2008, by and between Espre Solutions, Inc., as issuer, and Dalcor, Inc.

10.1	Security Agreement, dated as of August 20, 2008, by and between Espre Solutions, Inc. and Dalcor, Inc.

10.2	Pledge Agreement, dated as of August 20, 2008, by and between Espre Solutions, Inc. and Dalcor, Inc.

10.3	Promissory Note Exchange Agreement dated as of August 20, 2008, by and between Nonsuch Holdings Ltd. and Dalcor, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPRE SOLUTIONS, INC..
(Registrant)

Date: August 26, 2008	By:	/s/ William Hopke
William Hopke
President and Chief Executive Officer